Exhibit 23.1
Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (No. 333-230905) on Form S-3 and the Registration Statements (Nos. 333-221945 and 333-257167) on Form S-8 of Curo Group Holdings Corp. of our report dated April 30, 2021, relating to the consolidated financial statements of SouthernCo, Inc. and Subsidiaries, appearing in this Current Report on Form 8-K.

/s/ RSM US LLP

RSM US LLP

Raleigh, North Carolina
March 7, 2022

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